WIA and WIW Announce Changes
to Investment Policies
Pasadena, CA and Lisle, IL
May 14, 2007  (NYSE: WIA,
WIW) Western Asset/Claymore
U.S. Treasury Inflation
Protected Securities Fund
("WIA") and Western
Asset/Claymore U.S. Treasury
Inflation Protected
Securities Fund 2 ("WIW")
announced that today each
Funds Board of Trustees has
approved certain investment
policy changes. These
investment policy changes are
designed to expand the
portfolio management
flexibility of both WIA and
WIW. Western Asset and
Claymore believe that these
policy changes may allow for
more opportunities to further
enhance shareholder value,
while continuing to attempt
to provide a hedge against
inflation through investment
in a diversified portfolio of
inflation linked and other
securities and investments.
Among other changes outlined
below, each Fund will no
longer have a policy of
investing at least 80% of its
total managed assets in U.S.
Treasury Inflation Protected
Securities ("U.S. TIPS").
Each Funds primary
investment objective is to
provide current income.
Capital appreciation, when
consistent with current
income, is a secondary
investment objective. These
objectives have not changed.


WIA has approved the
following changes. Under
normal market conditions, WIA
will invest:

         at least 80% of its
total managed assets in
inflation linked securities
         at least 60% of its
total managed assets in U.S.
TIPS
 no more than 40% of its
total managed assets in non
U.S. dollar investments,
which gives the
  Fund the flexibility to
invest up to 40% of its total
managed assets in nonU.S.
dollar inflation
 linked securities (no more
than 20% of its nonU.S.
dollar exposure may be
unhedged)

WIW has approved the
following changes. Under
normal market conditions, WIW
will invest:
         at least 80% of its
total managed assets in
inflation linked securities
         no more than 40% of
its total managed assets in
below investment grade
securities
         up to 100% of its
total managed assets in non
U.S. dollar investments,
which gives the Fund the
         flexibility to
invest up to 100% of its
total managed assets in non
U.S. dollar inflation linked
        securities (up to
100% of its non U.S. dollar
exposure may unhedged)

Additionally, it is currently
expected that each Fund will
also make expanded use of
credit default swaps. WIA
will continue its policy of
not investing in bonds that
are below investment grade
quality at the time of
purchase.

The Funds will also change
their names from Western
Asset/Claymore U.S. Treasury
Inflation Protected
Securities Fund and Western
Asset/Claymore U.S. Treasury
Inflation Protected
Securities Fund 2 to Western
Asset/Claymore Inflation
Linked Securities & Income
Fund and Western
Asset/Claymore Inflation
Linked Opportunities & Income
Fund, respectively. It is
expected that the name
changes and other changes
outlined above will take
effect on July 20, 2007.

Western Asset is one of the
worlds premier fixed income
managers. With offices in
Pasadena, New York, London,
Tokyo, Singapore, Hong Kong,
Melbourne and Sao Paulo,
Western Asset offers
institutional and retail
clients a full range of fixed
income products. By devoting
all of its resources to
fixed income, Western Asset
is able to provide a full
commitment to its clients in
every area of the firm. This
focused approach has
generated superior returns in
products with a variety of
risk disciplines. Western
Assets long performance
track record and global
presence has them positioned
to continue their commitment
to excellence in fixed income
investment management and
client service. As of March
31, 2007, Western Asset has
$597.3 billion in assets
under management.

Claymore Securities, Inc.
serves as Servicing Agent to
WIA and Claymore Advisors,
LLC (an affiliate of Claymore
Securities, Inc.) serves as
Investment Adviser to WIW.
Claymore is a privately held
financial services company
offering unique investment
solutions for financial
advisors and their valued
clients. As of April 30,
2007, Claymore entities have
provided supervision,
management, servicing or
distribution on over $16
billion in assets through
closed end funds, unit
investment trusts, mutual
funds, separately managed
accounts, exchange traded
funds and Claymore
MACRO shares. Additional
information on Claymores
closedend funds is available
at www.claymore.com/CEFs.
Registered investment
products are sold by
prospectus only and investors
should read the prospectus
carefully before investing.

This information does not
represent an offer to sell
securities of a Fund and it
is not soliciting an offer to
buy securities of a Fund.
There can be no assurance
that a Fund will achieve its
investment objectives. The
net asset value of a Fund
will fluctuate with the value
of the underlying securities.
It is important to note that
Closed end funds trade on
their market value, not net
asset value, and closed end
funds often trade at a
discount to their net asset
value. Past performance is
not indicative of future
performance. An investment in
a Fund is subject to certain
risks and other
considerations. Such risks
and considerations include,
but are not limited to:
Inflation Linked Securities
Risk, Non U.S. Securities
Risk, Currency Risk,
Investment Risk, Market
Discount Risk, Interest Rate
Risk, U.S. TIPS Risk, Credit
Risk, Lower Grade and Unrated
Securities Risk, Leverage
Risk, Issuer Risk, Country
Risk, Emerging Markets Risk,
Prepayment Risk, Reinvestment
Risk, Derivatives Risk,
Inflation/Deflation Risk,
Management Risk, Turnover
Risk, Anti Takeover
Provisions, Smaller Company
Risk, and Market Disruption
and Geopolitical Risk.

Investors should consider the
investment objectives and
policies, risk
considerations, charges and
expenses of the Funds
carefully before they invest.
For this and more
information, please contact a
securities representative or
Claymore Securities, Inc.,
2455 Corporate West Drive,
Lisle, Illinois 60532, 800
3457999.

Press and Analyst Inquiries:
Claymore Securities, Inc.
Dennis Dunleavy
6305053700
ddunleavy@claymore.com
Member NASD/SIPC
05/07
NOT FDICINSURED | NOT BANK
GUARANTEED | MAY LOSE VALUE